OFFICERS

                          EXHIBIT 99.4

            Form of Stock Option Agreement (Officers)




                 KOMAG MATERIAL TECHNOLOGY, INC.
                     STOCK OPTION AGREEMENT


RECITALS

     A.  The  Board  has  adopted  the Plan  for the  purpose  of retaining the services of selected  Employees and consultants and
other   independent   advisors   who  provide   services  to  the
Corporation (or any Subsidiary).

     B. Optionee is to render valuable services to the Corporation (or a Subsidiary), and this Agreement is executed pursuant to, and is intended to carry out the purposes of, the Plan in connection with the Corporation's grant of an option to Optionee to purchase shares of Komag Stock.

     C. All capitalized terms in this Agreement shall have the meaning assigned to them in the attached Appendix.

          NOW, THEREFORE, it is hereby agreed as follows:

          1. GRANT OF OPTION. The Corporation hereby grants to Optionee, as of the Grant Date, an option to purchase up to the number of Option Shares specified in the Grant Notice. The Option Shares shall be purchasable from time to time during the option term specified in Paragraph 2 at the Exercise Price.

          2. OPTION TERM. This option shall have a term of ten
(10) years measured from the Grant Date and shall accordingly expire at the close of business on the Expiration Date, unless sooner terminated in accordance with Paragraph 5 or 6.

          3. LIMITED TRANSFERABILITY. This option shall be neither transferable nor assignable by Optionee other than by will or by the laws of descent and distribution following Optionee's death and may be exercised, during Optionee's lifetime, only by Optionee. However, this option may also be assigned in accordance with the terms of a Qualified Domestic Relations Order. If so assigned, the assigned option shall be exercisable only by the person or persons who acquire a proprietary interest in the option pursuant to such Qualified Domestic Relations Order. The terms applicable to the assigned option (or portion thereof) shall be the same as those in effect for this option immediately prior to such assignment and shall be set forth in such documents issued to the assignee as the Plan Administrator may deem appropriate.

          4. DATES OF EXERCISE.

               (a) This option shall become exercisable for the Option Shares in one or more installments as specified in the Grant Notice. As the option becomes exercisable for such installments, those installments shall accumulate and the option shall remain exercisable for the accumulated installments until the Expiration Date or sooner termination of the option term under Paragraph 5 or 6.

               (b) Upon the expiration of the thirty (30)-day period following the commencement date of any Unpaid Leave of Absence, the exercise schedule for this option shall cease to continue and shall be suspended until such time as the Optionee recommences Service, provided such recommencement is on or prior to the authorized expiration date of such leave. Upon the recommencement of Optionee's Service following such Unpaid Leave of Absence, the exercise schedule for this option shall cease to remain suspended and this option shall continue to be exercisable under the recommenced exercise schedule until the expiration or sooner termination of the option term.

          5. CESSATION OF SERVICE. The option term specified in
Paragraph 2 shall terminate (and this option shall cease to be outstanding) prior to the Expiration Date should any of the following provisions become applicable:

                    (i) Should Optionee cease to remain in
          Service for any reason (other than death or Permanent Disability) while this option is outstanding, then Optionee shall have a period of nine (9) months and one
          (1) day (commencing with the date of such cessation of Service) during which to exercise this option, but in no event shall this option be exercisable at any time after the Expiration Date.

                    (ii) Should Optionee die while this option is outstanding or within the nine (9) months and one
          (1)-day period following cessation of Service, then the personal representative of Optionee's estate or the person or persons to whom the option is transferred pursuant to Optionee's will or in accordance with the laws of descent and distribution shall have the right to exercise this option. Such right shall lapse and this option shall cease to be outstanding upon the EARLIER of (A) the expiration of the twelve (12)-month period measured from the date of Optionee's death or
          (B) the Expiration Date.

                    (iii) Should Optionee cease Service by reason of Permanent Disability while this option is

                               2.



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          outstanding, then Optionee shall have a period of
          twelve (12) months (commencing with the date of such cessation of Service) during which to exercise this option. Such right shall lapse and this option shall cease to be outstanding upon the EARLIER of (A) the expiration of the twelve (12)-month period measured from the date of Optionee's Permanent Disability or
          (B) the Expiration Date.

                    (iv) Should Optionee's Service be terminated for Misconduct, then this option shall terminate immediately and cease to remain outstanding.

                    (v) During the limited period of post-
          Service exercisability, this option may not be exercised in the aggregate for more than the number of vested Option Shares for which the option is exercisable at the time of Optionee's cessation of Service. However, should Optionee's Service be terminated by reason of death, Permanent Disability, or retirement at or after age sixty-five (65), then this option may also be exercised, during the applicable period of exercisability provided under subparagraph
          (ii) or (iii) above, for any or all of the additional Option Shares for which this option would have become exercisable had the Optionee continued in Service through the last date for the normal exercise provisions specified in the Grant Notice. Upon the expiration of such exercise periods or (if earlier) upon the Expiration Date, this option shall terminate and cease to be outstanding for any vested Option Shares for which the option has not been exercised.

                    (vi) In the event of a Corporate Transaction, the provisions of Paragraph 6 shall govern the period for which this option is to remain exercisable following Optionee's cessation of Service and shall supersede any provisions to the contrary in this paragraph.

          6. SPECIAL ACCELERATION OF OPTION.

               (a) In the event of any Corporate Transaction involving the Corporation (or any Subsidiary), this option shall either be assumed by the successor corporation (or parent thereof) or replaced with a comparable option to purchase shares of the capital stock of the successor corporation (or parent thereof).

               (b) (i) In the event of any Corporate Transaction involving Komag (only to the extent Komag is, at the time of such Corporate Transaction, a Parent of the Corporation), this option shall automatically accelerate so that this option

                               3.

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shall, for the five (5) business days immediately prior to the effective date of the Corporate Transaction, become fully exercisable shares of Komag Stock at the time subject to this option and may be exercised for any or all of those shares as fully-vested shares of Komag Stock. However, this option shall not so accelerate if and to the extent: (i) this option is, in connection with the Corporate Transaction, either to be assumed by the successor corporation (or parent thereof) or to be replaced with a comparable option to purchase shares of the capital stock of the successor corporation (or parent thereof) or
(ii) the acceleration of this option is subject to other limitations imposed by the Plan Administrator at the time of the option grant. The determination of option comparability under clause (i) above shall be made by the Plan Administrator, and its determination shall be final, binding and conclusive.

                    (ii) Immediately following the consummation of the Corporate Transaction under this subsection (b), this option shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation (or parent thereof).

               (c) If this option is assumed in connection with a
Corporate Transaction, then this option shall be appropriately adjusted, immediately after such Corporate Transaction, to apply to the number and class of securities which would have been issuable to Optionee in consummation of such Corporate Transaction had the option been exercised immediately prior to such Corporate Transaction, and appropriate adjustments shall also be made to the Exercise Price, provided the aggregate Exercise Price shall remain the same.

               (d) Upon an Involuntary Termination of Optionee's Service within eighteen (18) months following a Corporate Transaction in which this option is assumed or replaced, the exercisability of this option, to the extent outstanding at such time but not otherwise fully exercisable, shall automatically accelerate so that this option shall immediately become fully exercisable for all the Option Shares at the time subject to this option as fully-vested shares of Komag Stock and may be exercised for any or all of those shares at any time prior to the earlier of (i) the Expiration Date or (ii) the expiration of the one
(1)-year   period   measured  from  the  effective  date  of  the
Involuntary Termination.

               (e) This Agreement shall not in any way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

                               4.



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          7. ADJUSTMENT IN OPTION SHARES. Should any change be
made to the Komag Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Komag Stock as a class, appropriate adjustments shall be made to (i) the total number and/or class of securities subject to this option and (ii) the Exercise Price in order to reflect such change and thereby preclude a dilution or enlargement of benefits hereunder.

          8. STOCKHOLDER RIGHTS. The holder of this option shall not have any stockholder rights with respect to the Option Shares until such person shall have exercised the option, paid the Exercise Price and become a holder of record of the purchased shares.

          9. MANNER OF EXERCISING OPTION.

               (a) In order to exercise this option with respect to all or any part of the Option Shares for which this option is at the time exercisable, Optionee (or any other person or persons exercising the option) must take the following actions:

                    (i) Execute and deliver to the Corporation a Notice of Exercise for the Option Shares for which the option is exercised.

                    (ii) Pay the aggregate Exercise Price for the purchased shares in one or more of the following forms:

                         (A) cash or check made payable to the
               Corporation;

                         (B) a promissory note payable to the
               Corporation, but only to the extent approved by the Plan Administrator in accordance with Paragraph 13;

                         (C) shares of Komag Stock held by
               Optionee (or any other person or persons exercising the option) for the requisite period necessary to avoid a charge to the Corporation's (or Komag's) earnings for financial reporting purposes and valued at Fair Market Value on the Exercise Date; or

                         (D) through a special sale and
               remittance procedure pursuant to which Optionee
               (or any other person or persons exercising the option) shall concurrently provide irrevocable written instructions (I) to a
               Corporation-designated

                               5.

               brokerage firm to effect the immediate sale of the purchased shares and remit to the Corporation, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate Exercise
               Price payable for the purchased shares plus all applicable Federal, state and local income and employment taxes required to be withheld by the Corporation by reason of such exercise and (II) to the Corporation to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale transaction.

                         Except to the extent the sale and
               remittance procedure is utilized in connection with the option exercise, payment of the Exercise Price must accompany the Notice of Exercise delivered to the Corporation in connection with the option exercise.

                    (iii) Furnish to the Corporation appropriate documentation that the person or persons exercising the option (if other than Optionee) have the right to exercise this option.

                    (iv) Make appropriate arrangements with the Corporation (or Subsidiary employing or retaining Optionee) for the satisfaction of all Federal, state and local income and employment tax withholding requirements applicable to the option exercise.

               (b) As soon as practical after the Exercise Date, the Corporation shall issue to or on behalf of Optionee (or any other person or persons exercising this option) a certificate for the purchased Option Shares, with the appropriate legends affixed thereto.

               (c) In no event may this option be exercised for any fractional shares.

           10. COMPLIANCE WITH LAWS AND REGULATIONS.

               (a) The exercise of this option and the issuance of the Option Shares upon such exercise shall be subject to compliance by the Corporation, Komag and Optionee with all applicable requirements of law relating thereto and with all applicable regulations of any stock exchange (or the Nasdaq National Market if applicable) on which shares of Komag Stock may be listed for trading at the time of such exercise and issuance.

               (b) The inability of the Corporation or Komag to obtain approval from any regulatory body having authority deemed by the Corporation or Komag to be necessary to the lawful issuance and

                               6.

sale of Komag Stock pursuant to this option shall relieve the Corporation and Komag of any liability with respect to the non-issuance or sale of Komag Stock as to which such approval shall not have been obtained. The Corporation and Komag, however, shall use their best efforts to obtain all such approvals.

          11. SUCCESSORS AND ASSIGNS. Except to the extent otherwise provided in Paragraphs 3 and 6, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the Corporation and its successors and assigns, Komag and its successors and assigns and Optionee, Optionee's assigns and the legal representatives, heirs and legatees of Optionee's estate.

          12. NOTICES. Any notice required to be given or delivered to the Corporation under the terms of this Agreement shall be in writing and addressed to the Corporation at its principal corporate offices. Any notice required to be given or delivered to Optionee shall be in writing and addressed to Optionee at the address indicated below Optionee's signature line on the Grant Notice. All notices shall be deemed effective upon personal delivery or upon deposit in the U.S. mail, postage prepaid and properly addressed to the party to be notified.

          13. FINANCING. The Plan Administrator may, in its absolute discretion and without any obligation to do so, permit Optionee to pay the Exercise Price for the purchased Option Shares by delivering a promissory note. The terms of any such promissory note (including the interest rate, the requirements for collateral and the terms of repayment) shall be established by the Plan Administrator in its sole discretion.

          14. CONSTRUCTION. This Agreement and the option evidenced hereby are made and granted pursuant to the Plan and are in all respects limited by and subject to the terms of the Plan. All decisions of the Plan Administrator with respect to any question or issue arising under the Plan or this Agreement shall be conclusive and binding on all persons having an interest in this option.

          15. GOVERNING LAW. The interpretation, performance and enforcement of this Agreement shall be governed by the laws of the State of California without resort to that State's conflict-of-laws rules.

          16. EXCESS SHARES. If the Option Shares covered by this Agreement exceed, as of the Grant Date, the number of shares of Komag Stock which may without stockholder approval be issued under the Plan, then this option shall be void with respect to such excess shares, unless stockholder approval of an amendment sufficiently increasing the number of shares of Komag Stock

                               7.

issuable under the Plan is obtained in accordance with the provisions of the Plan.

                               8.

                            EXHIBIT I

                       NOTICE OF EXERCISE


          I hereby notify Komag Material Technology, Inc. (the
"Corporation") that I elect to purchase shares of the Komag, Incorporated common stock (the "Purchased Shares") at the option exercise price of $_______ per share (the "Exercise Price") pursuant to that certain option (the "Option") granted to me under the Corporation's 1995 Stock Option Plan on ___________, 199_.

          Concurrently with the delivery of this Exercise Notice to the Corporation, I shall hereby pay to the Corporation the Exercise Price for the Purchased Shares in accordance with the provisions of my agreement with the Corporation (or other documents) evidencing the Option and shall deliver whatever additional documents may be required by such agreement as a condition for exercise. Alternatively, I may utilize the special broker-dealer sale and remittance procedure specified in my agreement to effect payment of the Exercise Price.


Date ______________, 199_

                            ____________________________________
                            Optionee

                            Address:  __________________________

                            ____________________________________

Print name in exact manner
it is to appear on the
stock certificate:          ____________________________________

Address to which certificate
is to be sent, if different
from address above:         ____________________________________



Social Security Number:     ____________________________________

Employee Number:            ____________________________________

                            APPENDIX


          The following definitions shall be in effect under the
Agreement:

          A. AGREEMENT shall mean this Stock Option Agreement.

          B. BOARD shall mean the Corporation's Board of Directors.

          C. CODE shall mean the Internal Revenue Code of 1986, as amended.

          D. CORPORATE TRANSACTION shall mean either of the following stockholder-approved transactions to which either the Corporation or Komag is a party:

               (i) a merger or consolidation in which securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's (or Komag's) outstanding securities are transferred to a person or persons different from the persons holding those immediately prior to such transaction; or

               (ii) the sale, transfer or other disposition of all or substantially all of the Corporation's (or
          Komag's) assets in complete liquidation or dissolution of the Corporation.

          E. CORPORATION shall mean Komag Material Technology,
Inc., a California corporation.

          F. DOMESTIC RELATIONS ORDER shall mean any judgment, decree or order (including approval of a property settlement agreement) which provides or otherwise conveys, pursuant to applicable State domestic relations laws (including community property laws), marital property rights to any spouse or former spouse of the Optionee.

          G. EMPLOYEE shall mean an individual who is in the employ of the Corporation (or any Subsidiary), subject to the control and direction of the employer entity as to both the work to be performed and the manner and method of performance.

          H. EXERCISE DATE shall mean the date on which the option shall have been exercised in accordance with Paragraph 9 of the Agreement.

          I. EXERCISE PRICE shall mean the exercise price per share as specified in the Grant Notice.


                              A-1.



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          J. EXPIRATION DATE shall mean the date on which the
option expires as specified in the Grant Notice.

          K. FAIR MARKET VALUE per share of Komag Stock on any relevant date shall be determined in accordance with the following provisions:

               (i) If the Komag Stock is at the time traded on the Nasdaq National Market, then the Fair Market Value shall be the closing selling price per share of Komag Stock on the date in question, as such price is reported by the National Association of Securities Dealers on the Nasdaq National Market or any successor system. If there is no closing selling price for the Komag Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

               (ii) If the Komag Stock is at the time listed on any Stock Exchange, then the Fair Market Value shall be the closing selling price per share of Komag Stock on the date in question on the Stock Exchange determined by the Plan Administrator to be the primary market for the Komag Stock, as such price is officially quoted in the composite tape of transactions on such exchange. If there is no closing selling price for the Komag Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

          L. GRANT DATE shall mean the date of grant of the option as specified in the Grant Notice.

          M. GRANT NOTICE shall mean the Notice of Grant of Stock
Option accompanying the Agreement, pursuant to which Optionee has been informed of the basic terms of the option evidenced hereby.

          N. INVOLUNTARY TERMINATION shall mean the termination of Optionee's Service which occurs by reason of:

               (i) Optionee's involuntary dismissal or discharge by the Corporation for reasons other than Misconduct, or

               (ii) Optionee's voluntary resignation following
          (A) a change in Optionee's position with the Corporation (or any Subsidiary employing Optionee) which materially reduces Optionee's level of responsibility, (B) a reduction in Optionee's level of compensation (including base salary, fringe benefits and any non-discretionary and objective-standard incentive payment or bonus award)

                              A-2.

          by more than fifteen percent (15%) or (C) a relocation of Optionee's place of employment by more than fifty (50) miles, provided and only if such change, reduction or relocation is effected by the Corporation without Optionee's consent.

          O. KOMAG shall mean Komag, Incorporated, a Delaware corporation, which is, on the date of the Plan's adoption, a Parent of the Corporation.

          P. KOMAG STOCK shall mean Komag common stock.

          Q. MISCONDUCT shall mean the commission of any act of fraud, embezzlement or dishonesty by Optionee, any unauthorized use or disclosure by Optionee of confidential information or trade secrets of the Corporation (or any Subsidiary), or any other intentional misconduct by Optionee adversely affecting the business or affairs of the Corporation (or any Subsidiary) in a material manner. The foregoing definition shall not be deemed to be inclusive of all the acts or omissions which the Corporation (or any Subsidiary) may consider as grounds for the dismissal or discharge of Optionee or any other individual in the Service of the Corporation (or any Subsidiary).

          R. NON-STATUTORY OPTION shall mean an option not intended to satisfy the requirements of Code Section 422.

          S. NOTICE OF EXERCISE shall mean the notice of exercise in the form attached hereto as Exhibit I.

          T. OPTION SHARES shall mean the number of shares of Komag Stock subject to the option as specified in the Grant
Notice.

          U. OPTIONEE shall mean the person to whom the option is granted as specified in the Grant Notice.

          V. PARENT shall mean any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation, provided each corporation in the unbroken chain (other than the Corporation) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

          W. PERMANENT DISABILITY OR PERMANENTLY DISABLED shall mean the inability of the Optionee to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment expected to result in death or to be of continuous duration of twelve (12) months or more.

          X. PLAN shall mean the Corporation's 1995 Stock Option
Plan.
                              A-3.

          Y. PLAN ADMINISTRATOR shall mean either the Board or a committee of Board members, to the extent the committee is at the time responsible for the administration of the Plan.

          Z. QUALIFIED DOMESTIC RELATIONS ORDER shall mean a
Domestic Relations Order which substantially complies with the requirements of Code Section 414(p). The Plan Administrator shall have the sole discretion to determine whether a Domestic
Relations Order is a Qualified Domestic Relations Order.

          AA. SERVICE shall mean the provision of services to the Corporation (or any Subsidiary) by a person in the capacity of an Employee or a consultant or independent advisor.

          AB. STOCK EXCHANGE shall mean the American Stock
Exchange or the New York Stock Exchange.

          AC. SUBSIDIARY shall mean any corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation, provided each corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

          AD. UNPAID LEAVE OF ABSENCE shall mean a temporary work stoppage, authorized by the Plan Administrator in writing, which shall not constitute a cessation of Optionee's Service under the Plan or this Agreement, provided Optionee recommences Service on or prior to the authorized expiration date of such work stoppage.


                              A-4.



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